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                                                                    EXHIBIT 21.1



                           SUBSIDIARIES OF THE COMPANY

         Name                                Jurisdiction of Incorporation
         ----                                -----------------------------

Sanchez Mining, Inc.                                  Delaware

Cobre de Suaqui Verde, S.A. de C.V.                   Mexico